UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2004

KINDER MORGAN ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11234 (Commission File Number)	76-0380342 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
    CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
    CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws

     In connection with the TransColorado transaction reported under Item 8.01 below, the cash component of the consideration was paid as a special distribution on the 1,400,000 units issued. A special distributions section was added to the Third Amended and Restated Partnership Agreement of Kinder Morgan Energy Partners, L.P. (the "Partnership") on November 19, 2004 to provide for such one time special distribution. A copy of the amendment is furnished herewith as Exhibit 99.1.

Item 8.01   Other Events

     On November 19, 2004, the Partnership completed the acquisition of TransColorado Gas Transmission Company, a Colorado general partnership, from Kinder Morgan, Inc. (the "Corporation") for $275 million, consisting of approximately $210 million in cash and 1,400,000 units representing limited partner interests of the Partnership. The value of the units was determined based on the closing price of the units on the New York Stock Exchange on November 18, 2004. TransColorado Gas Transmission Company owns a 300-mile interstate pipeline that transports natural gas from western Colorado to the Blanco Hub in northwest New Mexico. The Corporation owns the general partner of the Partnership. The transaction was approved by the relevant boards of directors following the receipt of fairness opinions from separate investment banking firms.

     On November 17, 2004, the Partnership completed the acquisition of an additional 5 percent ownership stake in the Cochin pipeline system from subsidiaries of ConocoPhillips for approximately $11 million in cash. The Partnership now owns approximately 50 percent of Cochin, which is comprised of 1,900 miles of pipelines that transport high vapor pressure ethane, ethylene, propane, butane and natural gas liquids to the mid-western United States and eastern Canadian petrochemical and fuel markets. An affiliate of BP operates the pipeline.

Item 9.01   Financial Statements and Exhibits

     The following material is furnished pursuant to Item 5.03 as an exhibit to this Current Report on Form 8-K.

(c)	Exhibits

Exhibit Number	Description

99.1	Amendment No. 1 to Third Amended and Restated Agreement of Limited Partnership of Kinder Morgan Energy Partners, L.P.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

By:	KINDER MORGAN G.P., INC.,
its general partner

By:	KINDER MORGAN MANAGEMENT, LLC,
its delegate

Dated: November 22, 2004	By:	/s/	C. Park Shaper
C. Park Shaper Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Amendment No. 1 to Third Amended and Restated Agreement of Limited Partnership of Kinder Morgan Energy Partners, L.P.